LAW OFFICES OF
DARIN H. MANGUM
A PROFESSIONAL LIMITED LIABILITY COMPANY

VINTAGE II BUILDING
SUITE 210
4692 NORTH 300 WEST
PROVO, UTAH 84604 USA
TELEPHONE: 801.787.9072   FACSIMILE: 801.802.9101
E-MAIL: DHMANGUM@MANGUMLAW.NET
INTERNET: WWW.MANGUMLAW.NET

February 10, 2010

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

RE:  Legal Opinion Pursuant to SEC Form S-1 Registration Statement WazzNew, Inc., a California corporation (the "Company")

Ladies and Gentlemen:

            We have acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein (collectively the "Registration Statement") which is being filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration and proposed sale of up to 2,000,000 shares of Common Stock, par value $0.0001 per share, which may be sold at a price of $0.10 per share, pursuant to a duly adopted resolution of the Board of Directors authorizing such issuance.

            We were not engaged to prepare or review any portion of the Registration Statement. We express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement.

            In our capacity as special counsel to the Company, we have examined instruments, documents, and records, which we have deemed relevant and necessary for the basis of the opinion expressed herein, including, but not limited to, the Registration Statement, the Certificate of Incorporation of the Company, the By-Laws of the Company, and the records of corporate proceedings relating to the issuance of shares of stock. Additionally, we have reviewed and made such other examinations of law and fact deemed relevant to form the opinion hereinafter expressed.

            In such examinations, we have assumed the legal capacity of all natural persons acting on behalf of the Company, the authenticity and completeness of all instruments presented to us by the Company as original documents, the conformity to the authentic originals of all documents supplied to us as certified, faxed or electronic copies, the genuineness of all signatures, and the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

            In conducting our examination of documents executed and/or provided by parties on behalf of the Company, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed due authorization by all requisite action, corporate or otherwise, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

            Based upon and subject to the foregoing, we offer the following opinion on the legality of the securities being registered.

            We are of the opinion that:

            1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of California, with corporate power to conduct its business as described in the Registration Statement;

            2. The Company has an authorized capitalization of 100,000,000 shares of Common Stock, $0.0001 par value per share, and 5,000,000 shares of Preferred Stock, $0.0001 par value per share;

           3. The 10,000,000 shares of Common Stock currently issued and outstanding, are duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of California; and

            4. The 2,000,000 Shares that are being offered by the Company, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Registration Statement and after the effectiveness of the Registration Statement, and the receipt of consideration therefor in accordance with the terms of the Registration Statement, such shares will be duly and validly issued, fully paid and non-assessable.

            This opinion letter is limited to the status of shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

            This opinion is expressed as of the date hereof and we expressly disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. Furthermore, we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations, and qualifications as are contained herein.

            We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Company's Registration Statement and to the reference to this firm under the heading "Experts" in the Prospectus. In giving this consent, we do not hereby admit that we are an "expert" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. Further, in giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated therein or Item 509 of Regulation S-K.

Very Truly Yours,

DARIN H. MANGUM, PLLC

A Professional Limited Liability Company

/s/ Darin H. Mangum

Darin H. Mangum

Attorney at Law

DHM/hh

cc:        client

LAW OFFICES OF
DARIN H. MANGUM, PLLC
A PROFESSIONAL LIMITED LIABILITY COMPANY
VINTAGE II BUILDING
SUITE 210
4692 NORTH 300 WEST
PROVO, UTAH 84604 USA
TELEPHONE: 801.787.9072
FACSIMILE: 801.802.9101
SKYPE: DARIN.MANGUM
ELECTRONIC MAIL: DHMANGUM@MANGUMLAW.NET
INTERNET: WWW.MANGUMLAW.NET

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